                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS



Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                        FOR FIRST QUARTER FISCAL 2010

Fremont, CA (September 30, 2009) - Aehr Test Systems (Nasdaq: AEHR), a technology leader in the semiconductor test and burn-in equipment industry, today announced financial results for the first quarter of fiscal 2010 ended August 31, 2009.

Net sales were $1.3 million in the first quarter of fiscal 2010, compared with $9.7 million in the first quarter of fiscal 2009. Aehr Test reported net income of $1.0 million, or $0.11 per diluted share, in the first quarter of fiscal 2010, compared with net income of $0.9 million, or $0.10 per diluted share, in the first quarter of fiscal 2009. Net income in the first quarter of fiscal 2010 included a pre-tax gain of approximately $3.3 million from the sale of a portion of the Company's bankruptcy claim against its customer, Spansion Inc.

"Our business in the first quarter continued to be impacted by the challenging global macroeconomic climate, coupled with weak capital spending trends in the semiconductor industry," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "That said, net sales of $1.3 million were up slightly on a sequential quarter basis and we are encouraged by important new orders that we booked in recent months. These included a follow-on order of more than $1 million for our FOX-15 wafer-level burn-in and test system along with orders from two customers for our new Advanced Burn-in and Test System (ABTSTM). The new ABTS family significantly expands our product portfolio and provides us with an excellent opportunity to grow our business going forward.

"Despite the near-term hurdles resulting from the current macroeconomic cycle, recent reductions in our cost structure and improvements in our product offerings have made me more confident in Aehr Test's ability to increase market share and return to a growth path as industry conditions improve to more typical levels," said Mr. Posedel.

At August 31, 2009, cash and cash equivalents were $2.7 million. The proceeds of approximately $3.3 million from the sale of a portion of the bankruptcy claim were received in September 2009. Aehr Test completed the first quarter of fiscal 2010 with no outstanding debt and shareholders' equity of $11.2 million, or $1.32 per share outstanding at August 31, 2009.

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, September 30, 2009 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's first quarter fiscal 2010 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least


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Aehr Test Systems Reports First Quarter Fiscal 2010 Results
September 30, 2009
Page 2 of 5


15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTS, FOXTM, MTX and MAX systems and the DiePak(R) carrier. The ABTS is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the timing of the recovery of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                       [Financial Tables to Follow]




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Aehr Test Systems Reports First Quarter Fiscal 2010 Results
September 30, 2009
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                      AEHR TEST SYSTEMS AND SUBSIDIARIES
                  Condensed Consolidated Statements of Income
                     (in thousands, except per share data)
                                  (unaudited)

                                                      Three Months Ended
                                                           August 31,
                                                     ----------  ----------
                                                         2009        2008
                                                     ----------  ----------
Net sales......................................          $1,268      $9,690
Cost of sales..................................           1,325       4,772
                                                     ----------  ----------
Gross (loss) profit............................             (57)      4,918
                                                     ----------  ----------
Operating expenses:
  Selling, general and administrative..........           1,313       2,085
  Research and development.....................             942       1,478
  Gain on sale of bankruptcy claim ............          (3,289)         --
                                                     ----------  ----------
    Total operating expenses...................          (1,034)      3,563
                                                     ----------  ----------
    Income from operations.....................             977       1,355

Interest income................................               1          63
Other expense, net ............................              14           7
                                                     ----------  ----------
    Income before income tax expense...........             964       1,411

Income tax expense.............................               3         546
                                                     ----------  ----------
    Net income.................................          $  961      $  865
                                                     ==========  ==========

Net income per share
    Basic......................................          $ 0.11      $ 0.10
    Diluted....................................          $ 0.11      $ 0.10

Shares used in per share calculations:
    Basic......................................           8,496       8,395
    Diluted....................................           8,512       8,753






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Aehr Test Systems Reports First Quarter Fiscal 2010 Results
September 30, 2009
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)


                                                      Three Months Ended
                                                          August 31,
                                               ------------------------------
                                                   2009             2008
                                               -------------    -------------
GAAP net income ............................         $   961           $  865
Gain on sale of bankruptcy claim1...........          (3,289)              --
Stock compensation expense..................             305              286
Income tax effect on non-GAAP adjustments...              --             (123)
                                               -------------     ------------
Non-GAAP net (loss) income..................         $(2,023)          $1,028
                                               =============     ============

GAAP net income per diluted share...........          $ 0.11            $0.10
                                               =============     ============
Non-GAAP net (loss) income per diluted share          $(0.24)           $0.12
                                               =============     ============
Shares used in GAAP diluted shares
  calculation...............................           8,512            8,753
                                               =============     ============
Shares used in non-GAAP diluted shares
  calculation...............................           8,496            8,753
                                               =============     ============

--------------------------------------------------------------------------------

1 The Company largest customer, Spansion Inc. ("Spansion") filed for bankruptcy in February and March 2009. The Company has filed a claim in the Spansion U.S. bankruptcy action. In the first quarter of fiscal 2010, the Company sold a portion of its bankruptcy claim to a third party for net proceeds of approximately $3.3 million and recorded the amount in income from operations.

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).




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Aehr Test Systems Reports First Quarter Fiscal 2010 Results
September 30, 2009
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)
                                      (unaudited)

                                                          August 31,       May 31,
                                                             2009           2009
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 2,745        $ 4,360
  Accounts receivable, net............................           718            931
  Inventories ........................................         4,118          4,472
  Prepaid expenses and other .........................         3,752            879
                                                         -----------    -----------
      Total current assets ...........................        11,333         10,642

Property and equipment, net ..........................         2,563          2,741
Other assets..........................................           531            528
                                                         -----------    -----------
      Total assets ...................................       $14,427        $13,911
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................       $   588        $   995
  Accrued expenses ...................................         1,831          2,107
  Deferred revenue ...................................           161            241
                                                         -----------    -----------
      Total current liabilities ......................         2,580          3,343

Income tax payable....................................           299            299
Deferred lease commitment ............................           301            306
                                                         -----------    -----------
      Total liabilities ..............................         3,180          3,948

Shareholders' equity .................................        11,247          9,963
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $14,427        $13,911
                                                         ===========    ===========








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